                                                                    Exhibit 10.1

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is made as of the 1st day of January 2007 (the "Effective Date") by and between Implantable Vision, Inc. ("Company"), with offices at 20-30 47th St., 2nd Floor, Astoria, NY 11105, and
D. Verne Sharma (the "Consultant"), with offices at 5315 Louise Avenue, Encino, CA 91316.

     A. WHEREAS, Company is engaged in the business of developing and marketing ophthalmic products (the "Business");

     B. WHEREAS, Company desires to engage the Consultant as an independent contractor and not as an employee, and the Consultant desires to accept such engagement by Company, for the purpose of providing the Consulting Services described herein; and

     C. WHEREAS, this Agreement shall supersede for all purposes any prior written or oral agreement(s) between Company and the Consultant.

     NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.   Definitions.

     Whenever used in this Agreement, the following terms will have the meanings set forth below:

     (a) "Affiliate" shall mean any person or entity controlling, controlled by, or under common control with a specified entity.

     (b) "Consulting Services" shall mean the services provided by the Consultant as agreed upon between the parties from time to time.

     (c) "Consulting Products" shall mean any and all products and works of authorship developed for or delivered to Company by the Consultant pursuant to this Agreement, including, without limitation, any and all reports, test results, analysis or recommendations.

     (d) "Proprietary Information" shall mean the existence and status of the Consulting Products, this Agreement and any and all information relating to the Business (1) of which the Consultant became aware as a consequence of or through its arrangement with Company under this Agreement or any other arrangement with Company; (2) which has value to Company and is not generally known by its competitors; or (3) which is identified by Company as confidential.

2.   Scope of Consulting Services.

     (a) Company agrees to retain the Consultant, and the Consultant agrees to accept engagement by Company, in a consulting and advisory position. In such capacity, the Consultant will be responsible for planning and effecting the following Consulting Services under the direction of Company:

          1.   Assisting Company in raising new capital;

          2.   Participating in strategic and tactical planning for Company;

          3. Assisting Company in gaining access to networks developed in ophthalmics; and

          4. Providing any other reasonable services requested by Company relating to the foregoing that are within the Consultant's expertise.

     (b) Anything herein to the contrary notwithstanding, the parties acknowledge and agree that the Consultant is an independent contractor and this Agreement does not constitute or appoint the Consultant as an employee or agent of Company. Consultant shall not have the authority to obligate or commit Company nor shall the Consultant enter into any negotiations, contracts or agreements or make any representations or warranties on behalf of Company with any third party which shall in any way bind, obligate or commit Company. As an independent contractor, Consultant will not be eligible to participate in the employee benefit plans, insurance or privileges applicable to employees of Company. Company will not be responsible for withholding taxes with respect to the fees payable under this Agreement. Consultant accepts full liability for the payment of all employment and other taxes and contributions (including but not limited to contributions for unemployment insurance) and shall reimburse, indemnify and hold Company harmless for any such taxes or contributions, or penalties with respect thereto, which Company may be compelled to pay as a result of the services rendered under this Agreement and/or the Consultant's non-payment of same.

3.   Term.

     Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, for a period of three (3) years, beginning on January 1, 2007 and ending on December 31, 2009 (the "Term"), unless the Term is earlier terminated as hereinafter provided; provided, however, that the Term shall automatically renew for additional one-year terms unless both parties agree with written notice that the Agreement will not continue, which notice must be received at least sixty (60) days prior to the expiration of the then-current term.

4.   Compensation.

     (a) For the Consulting Services rendered by the Consultant pursuant to this Agreement, Company will pay to the Consultant the amount of ten thousand dollars ($10,000) per month throughout the Term, payable monthly by the Company upon receipt of an invoice by Consultant. Company also grants to the Consultant options to purchase up to 850,000 shares of the common stock of Company at an exercise price of $1.19 per shares of common stock. The options shall vest as follows:

          (i)  250,000 shall vest upon execution of this Agreement; and

          (ii) 50,000 shall vest on the first day of every calendar quarter beginning on April 1, 2007, with the final 50,000 options vesting on December 31, 2009.

     Except as otherwise specifically set forth herein, all issued but unvested options shall terminate immediately upon the termination of this Agreement for any reason; provided, however, that should Early Termination (as defined below) occur, the remaining 200,000 unvested options shall vest immediately.

     Consultant may exercise the options granted under this Agreement, in whole or in part, at any time during the five (5) year period immediately following such the vesting of such options; provided, however, that Consultant shall not be able to exercise any vested but unexercised options if Company terminates this Agreement pursuant to Section 9(ii)(y) or 9(ii)(z) hereof.

     (b) In the event of a merger or other reorganization that results in a change of control of Company, all of the Consultant's issued but unvested options shall become immediately vested upon the closing of such merger or reorganization.

     (c) The Consultant shall be reimbursed for customary and necessary business expenses incurred in the course of carrying out the Consulting Services. These include, but are not limited to, such expenses as travel, accommodation, meals, document reproduction, communications, attendance at conventions and meetings and the like, promptly upon Company's receipt of an itemized statement of expenses and proper supporting documentation of such expenses. Any expense expected to exceed $500 must receive prior approval from Company.

     (d) The options granted to the Consultant hereunder shall be granted pursuant to the terms of the Implantable Vision, Inc. 2007 Equity Incentive Plan. If there is any conflict between the terms of the Equity Incentive Plan and this Agreement, the terms of this Agreement shall control.

5.   Proprietary Rights.

     (a) Except as otherwise provided in this Agreement, the original works of authorship which result from the Consultant's performance of his duties under this Agreement, will be and will remain the sole and exclusive property of Company, and the Consultant hereby assigns to Company in perpetuity all right, title and interest that the Consultant may have therein, including, without limitation, all copyrights or similar property rights recognized by any country or jurisdiction. During the Term and at any time thereafter, Consultant shall execute and deliver to Company any written documents necessary or appropriate, in Company's sole discretion, to effectuate the assignment to Company of any and all rights in such works of authorship to which Company is entitled as provided above. Should Company elect to register intellectual property claims to any such works of authorship, the Consultant will, at the request and expense of Company, do all things and sign all documents or instruments reasonably necessary in the opinion of Company to register such claims and obtain, defend and enforce such intellectual property rights.

     (b) If any of the works of authorship are deemed in any way to fall within the definition of "work made for hire," as such term is defined in 17 U.S.C.
Section 101, such works shall be considered "works made for hire," the copyright of which shall be owned solely, completely and exclusively by Company. If any of the works of authorship are considered to be works not included in the categories of works covered by the "work made for hire" definition contained in 17 U.S.C. Section 101, such work shall be owned by, or assigned or transferred completely and exclusively to, Company.

6.   Representations and Warranties.

     The Consultant represents and warrants to Company as follows:

     (a) Any and all original works of authorship, and the internal use or commercial exploitation of such, will not subject Company to any claim for copyright infringement by a third party.

     (b) The Consulting Services will not violate or in any way infringe upon the rights of third parties, including, without limitation, contractual, employment, proprietary information and non-disclosure rights.

     (c) The Consultant will perform the Consulting Services in a good and workmanlike manner.

     (d) The Consulting Services will not be in violation of any applicable law, rule or regulation, and the Consultant will have obtained all permits required to comply with such laws and regulations.

7.   Software License.

     To the extent that any original works of authorship are constituted in part of software, Consultant hereby grants to Company and its Affiliates an irrevocable, perpetual, worldwide, exclusive license (i) to use the software for its own internal purposes; (ii) to modify, have modified, copy, update and enhance the software; (iii) to transfer its rights in the software to any other party without the consent of Consultant; and (iv) to grant licenses to use the software to third parties or permit any third party to grant such licenses.

8.   Proprietary Information.

     (a) Except as otherwise provided in this Agreement, all Proprietary Information and all physical embodiments thereof, are confidential to and are and will remain the sole and exclusive property of Company.

     (b) Consultant shall receive and hold in confidence all Proprietary Information, and shall take all reasonable measures necessary to prevent disclosure to others not bound by this Agreement. In connection therewith, except to the extent necessary to perform the Consulting Services or as otherwise agreed by Company in writing, the Consultant will not reproduce, use, distribute, disclose or otherwise disseminate the Proprietary Information.

     (c) Disclosure of Proprietary Information by the Consultant will be made only to employees, agents or independent contractors of the Consultant who are directly involved in performing the Consulting Services for Company and have a specific need to know such information.

     (d) The Consultant represents and warrants that any information disclosed by the Consultant to Company is not confidential or proprietary to the Consultant or to any third party.

     (e) Upon request by Company, and in any event upon termination of the engagement of the Consultant with Company for any reason, the Consultant will promptly deliver to Company all property belonging to Company including, without limitation, all Proprietary Information (and all embodiments thereof) then in its custody, control or possession.

     (f) The covenants of confidentiality set forth herein will apply after the Effective Date to any Proprietary Information disclosed by Company to the Consultant prior to or after the Effective Date or developed by the Consultant after the Effective Date and will continue and be maintained by the Consultant for a period of three (3) years after the termination of this Agreement.

9.   Termination.

     The engagement of the Consultant by Company under this Agreement may be terminated as follows:

     (i) at any time by mutual written agreement of the parties hereto;

     (ii) immediately by Company in the event that: (w) the Consultant shall die or be absent from performing the Consulting Services due to an unexcused absence for more than ten (10) consecutive days, or fifteen (15) days in the aggregate during any thirty (30) day period; (x) the Consultant shall be convicted of a felony criminal offense involving fraud or moral turpitude; (y) the Consultant commits any act of dishonesty, fraud or misrepresentation involving Company; or (z) the Consultant commits any other act that may be materially injurious to the Company;

     (iii) by Company upon a breach of this Agreement by the Consultant and failure by the Consultant to remedy such breach within thirty (30) days after receipt of written notification thereof;

     (iv) by the Consultant upon a breach of this Agreement by Company and failure by Company to remedy such breach within thirty (30) days after receipt of written notification thereof; and

     (iv) by mutual written agreement of the parties on January 1, 2009 ("Early Termination").

     Any notices required by this Section shall be delivered by certified mail to the parties at the addresses listed above.

10.  Indemnification.

     Company hereby agrees to indemnify, and defend Consultant and to hold Consultant wholly harmless from and against any and all losses, liabilities, suits, damages, deficiencies and costs (including, without limitation, attorney's fees and court costs) incurred by Consultant resulting from any reasonable actions in good faith on behalf of the Company, and in conjunction therewith shall assure that all required expenditures are made by the Company in a manner making it unnecessary for the Consultant to incur any out of pocket expenses.

     Consultant hereby agrees to indemnify, defend and hold Company and its Affiliates, and their officers, directors and employees, wholly harmless from and against any and all losses, liabilities, suits, damages, deficiencies and costs (including, without limitation, attorney's fees and court costs) reasonably incurred by such indemnified persons and arising out of or due to any breach of any covenant or agreement of Consultant contained in this Agreement.

11.  Insurance.

     The Consultant will at all times during the term hereof maintain and keep in full force and effect workers' compensation insurance as required by law and general liability and automobile liability insurance against all losses which are caused by the Consultant or any of its employees, agents and independent contractors in carrying out the Consulting Services.

12.  Assumption of Liabilities.

     Consultant assumes all risk of personal injury, death, or property damage to employees, agents or subcontractors of Consultant which may be sustained in the performance of the Consulting Services. Consultant agrees to indemnify Company against claims by employees, agents or subcontractors of Consultant for personal injury, death, or property damage sustained by such employees, agents or subcontractors.

13.  Assignment.

     This Agreement and the rights and obligations of the parties hereunder may be assigned by either party only upon the prior written approval of the other party; provided, however, that Company may at any time assign this Agreement to any entity controlled by the existing stockholders of Company without the consent of Consultant. The rights and obligations of the parties hereto shall inure to the benefit of, shall be binding upon, and shall be enforceable by the parties hereto and their lawful successors and representatives.

14.  Entire Agreement.

     This Agreement embodies the entire agreement of the parties, and supersedes all prior understandings and agreements, regarding the subject matter hereof. No amendment or modification of this Agreement will be valid or binding upon Company or the Consultant unless made in writing and signed by the parties.

15.  Governing Law.

     This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the provisions, policies or principles thereof respecting conflict or choice of law. Each of the parties hereto hereby consents to the jurisdiction of any state or federal court located in New York, New York, and irrevocably agrees that all actions or proceedings relating to this Agreement must be litigated in such courts, and each of the parties hereto hereby waives any objections that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in such court.

16.  Severability.

     Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

17.  Assignment.

     This Agreement may not be assigned by Consultant without the prior written consent of the Company.

      [remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, this Agreement is hereby executed by the authorized signatory of the respective parties as of the day and year first above written.

Consultant: D. Verne Sharma             IMPLANTABLE VISION, INC.


By: /s/ D. Verne Sharma                 By: /s/ William Rozakis
    ---------------------------------       ------------------------------------
                                        Name: William Rozakis
                                        Title: Chief Financial Officer